DELAWARE INVESTMENTS NATIONAL MUNICIPAL INCOME FUND

Registration No. 811-07410
FORM N-SAR
Annual Period Ended March 31, 2016

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

900814

WS: MFG_Philadelphia: 865856: v1